As filed with the Securities and Exchange Commission on October 18, 2021

Registration No. 333-255019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON

FORM S-8 TO FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROCKLEY PHOTONICS HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	3rd Floor, 1 Ashley Road Altrincham, Cheshire, United Kingdom WA14 2DT (Address, including zip code, of principal executive offices)	Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2013 Equity Incentive Plan

(Full title of the plan)

Tom Adams, Esq.

General Counsel

Rockley Photonics Holdings Limited

3rd Floor, 1 Ashley Road

Altrincham, Cheshire, United Kingdom WA14 2DT

(Name and address of agent for service)

+44 (0) 1865 292017

(Telephone number, including area code, of agent for service)

Copies to:

James Masetti, Esq.

Davina K. Kaile, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

(650) 233-4564

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of registration fee(2)
Ordinary Shares, nominal value $.000004026575398 per share, issuable upon the exercise of options originally granted under the Rockley Photonics Limited 2013 Equity Incentive Plan(2)	16,503,964	N/A	N/A	N/A
TOTAL	16,503,964	N/A	N/A	N/A

(1)

This registration statement on Form S-8 includes ordinary shares, nominal value $.000004026575398 per share (the “Ordinary Shares”) of Rockley Photonics Holdings Limited (the “registrant”) originally registered on its registration statement on Form S-4 (No. 333-255019) (the “Form S-4 Registration Statement”), to which this filing is also a post-effective amendment. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.

(2)

Represents Ordinary Shares of the registrant which are unissued and subject to outstanding options under the Rockley Photonics Limited 2013 Equity Incentive Plan (the “2013 Plan”) as of September 30, 2021. Such options were rolled over into options to purchase Ordinary Shares of the registrant in connection with the closing of the business combination to which the Form S-4 Registration Statement relates. The registration fee in respect of the rollover options was previously paid in connection with the filing of the Form S-4 Registration Statement. No additional shares may be issued under the 2013 Plan and shares underlying outstanding options will become available for future issuance under the registrant’s 2021 Stock Incentive Plan to the degree such options are forfeited, cancelled, surrendered or terminated prior to the issuance of such shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

Explanatory Note

This registration statement on Form S-8 (this “Registration Statement”) registers an aggregate of 16,503,964 ordinary shares, nominal value $.000004026575398 per share (“Ordinary Shares”), of Rockley Photonics Holdings Limited (the “registrant”) that may be issued upon the exercise of options of Rockley UK outstanding as of the Closing, which options were rolled over to options to purchase Ordinary Shares of the registrant in connection with the Business Combination and were originally registered on our registration statement on Form S-4 (No. 333-255019) (the “Form S-4 Registration Statement”). This Registration Statement also serves as a post-effective amendment (the “Post-Effective Amendment”) to the Form S-4 Registration Statement with respect to the shares issuable upon exercise of the rollover options described above.

This Registration Statement also includes a prospectus (together with the documents incorporated herein by reference, the “reoffer prospectus” or the “prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This reoffer prospectus may be used for reofferings and resales of Ordinary Shares that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been or may be acquired by certain of our affiliates pursuant to outstanding equity awards, with such affiliates being the selling shareholders identified in the reoffer prospectus. The number of Ordinary Shares included in the reoffer prospectus represents Ordinary Shares held by holders deemed to be affiliates of the registrant, and does not necessarily represent a present intention to sell any or all such Ordinary Shares. Until such time as we satisfy the registrant requirements for the use of Form S-3, the amount of securities to be offered or resold by means of the reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling such securities of the registrant, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. See “Selling Shareholders.”

On August 11, 2021, Rockley Photonics Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability, Rockley Photonics Limited, a company organized under the laws of England and Wales (“Rockley UK”), and SC Health Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“SC Health”), consummated the business combination (the “Business Combination”) contemplated by the Business Combination Agreement and Plan of Merger, dated March 19, 2021 (the “Business Combination Agreement”), by and among HoldCo, Rockley UK, SC Health, and Rockley Mergersub Limited, an exempted company incorporated in the Cayman Islands with limited liability and a direct wholly owned subsidiary of HoldCo (“Merger Sub”). In connection with the closing of the Business Combination (the “Closing”), Rockley UK became a direct wholly owned subsidiary of HoldCo and Merger Sub was merged with and into SC Health, with SC Health (which was subsequently renamed Rockley Photonics Cayman Limited) surviving the merger and becoming a direct wholly owned subsidiary of HoldCo.

Pursuant to the Business Combination Agreement, upon the Closing, each Rockley UK option, whether vested or unvested, issued and outstanding immediately prior to the completion of the scheme of arrangement by which Rockley UK became a wholly owned subsidiary of the registrant was rolled over into an option to acquire Ordinary Shares of the registrant in accordance with the requirements of Section 424(a) and Section 409A of the Internal Revenue Code, as applicable, such that the intrinsic value of the exchanged Rockley UK option was preserved, with such options otherwise subject to the same terms and conditions (including any vesting requirements) set forth under the applicable award agreement in effect immediately prior to the scheme becoming effective.

REOFFER PROSPECTUS

Rockley Photonics Holdings Limited

3rd Floor, 1 Ashley Road

Altrincham, Cheshire, United Kingdom, WA14 2DT

+44 (0) 1865 292017

3,057,135 ORDINARY SHARES

This reoffer prospectus relates to 3,057,135 shares of our ordinary shares, nominal value $.000004026575398 per share (“Ordinary Shares”), that may be offered and resold from time to time by the selling shareholders named in this reoffer prospectus (or their donees, pledgees, transferees, or other successors in interest, including those who receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer) for their own account. Eligible participants in our plans consist of employees, directors, officers, and consultants of our company or its related entities. The selling shareholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and/or may be deemed to hold “control” securities. Until such time as we satisfy the registrant requirements for use of Form S-3, the amount of securities to be offered or resold by means of the reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling such securities of the registrant, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. See “Selling Shareholders.”

The selling shareholders may offer and sell their Ordinary Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the Ordinary Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The shares may be sold through underwriters or dealers which the selling shareholders may select. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the selling shareholders may offer and sell their Ordinary Shares described in this prospectus, see the section entitled “Plan of Distribution.” We will not receive any of the proceeds from sales made under this prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The Ordinary Shares will be issued pursuant to awards granted to the selling shareholders and will be “restricted securities” or “control securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

Our Ordinary Shares are listed on the New York Stock Exchange under the symbol “RKLY”. On October 13, 2021, the closing price of our Ordinary Shares was $7.45 per share. We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company disclosure and reporting requirements.

Our business and an investment in our securities involve a high degree of risk. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2021

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling shareholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction where the offer is not permitted.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in our Ordinary Shares. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section and the risks of purchasing our Ordinary Shares discussed under the “Risk Factors” section.

Unless the context indicates otherwise, references in this prospectus to “HoldCo,” the “Company,” “Rockley,” “we,” “us,” “our” and similar terms refer to Rockley Photonics Holdings Limited, and, as the context requires, its consolidated subsidiaries (including Rockley UK and SC Health). All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Overview

Rockley specializes in the research and development of integrated silicon photonics chipsets and have developed a versatile, application specific, third-generation silicon photonics platform specifically designed for the optical integration challenges facing numerous mega-trend markets. Rockley has partnered with multiple tier-1 customers across the markets to deliver complex optical systems required for transformational sensor, communications, and medical product realization.

On August 11, 2021, Rockley, Rockley UK, and SC Health consummated the Business Combination pursuant to the Business Combination Agreement dated as of March 19, 2021 among Holders SC Health, Rockley UK and Merger Sub. Rockley was deemed to be the accounting acquirer in the Merger based on an analysis of the criteria outlined in Accounting Standards Codification 805. Accordingly, the historical financial statements of Rockley UK became the historical financial statements of the combined company, upon the consummation of the Merger.

Pursuant to the Business Combination Agreement, each of the following transactions occurred in the following order: (i) pursuant to a scheme of arrangement approved by the UK courts (the “Scheme”), all of Rockley UK’s Ordinary Shares, including shares issued immediately prior to the Scheme becoming effective as a result of the conversion of then-outstanding convertible loan notes and the exercise of warrants, were transferred by Rockley UK shareholders in exchange for an equivalent number of shares in HoldCo; (ii) the holders of options to purchase shares in Rockley UK rolled over their options into new options to purchase shares in HoldCo; (iii) warrants to purchase shares in Rockley UK (other than one warrant instrument that by its terms was replicated at HoldCo) not exercised for shares in Rockley UK prior to the effectiveness of the Scheme described above were cancelled, such that immediately following the Scheme, Rockley UK became a direct wholly-owned subsidiary of HoldCo; (iv) HoldCo completed a stock split to prepare its share capital for Merger Sub’s merger into SC Health; (v) certain investors (including entities affiliated with the Sponsor) purchased an aggregate of $150,000,000 of Ordinary Shares in HoldCo pursuant to the PIPE financing described below under “Background”; (vi) on August 11, 2021, Merger Sub was merged with and into SC Health, with SC Health (which was subsequently renamed Rockley Photonics Cayman Limited) surviving the merger and becoming a direct wholly-owned subsidiary of HoldCo; and (vii) the Ordinary Shares and warrants in SC Health were exchanged for Ordinary Shares and warrants in HoldCo.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, by the selling shareholders listed in this prospectus, of up to 3,057,135 of our Ordinary Shares. Of the shares being offered, none are currently issued and outstanding. The shares offered by this prospectus may be sold by the selling shareholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling shareholders will be borne by them. Until such time as we satisfy the registrant requirements for use of Form S-3, the amount of securities to be offered or resold by means of the reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling such securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. See “Selling Shareholders.”

Selected Risks Associated with an Investment in Shares of Our Ordinary Shares

Our business is subject to numerous risks. You should read these risks before you invest in our Ordinary Shares. In particular, our risks include, but are not limited to, the following:

•	Rockley’s ability to achieve commercial production of its products and technology, including in a timely and cost-effective manner;

•

Rockley’s ability to achieve customer design wins, convert memoranda of understanding and development contracts into production contracts, and achieve customer acceptance of its products and technology;

•

risks related to purchase orders, including the lack of long-term purchase commitments, the cancellation, reduction, delay, or other changes in customer purchase orders, and if and to the extent customers seek to enter into licensing arrangements in lieu of purchases;

•

Rockley’s history of losses and need for additional capital and its ability to access additional financing to support its operations and execute on its business plan, as well as the risks associated with any future financings;

•	legal and regulatory risks, including those related to its products and technology and any threatened or actual litigation;

•	risks associated with its fabless manufacturing model and dependency on third-party suppliers;

•	Rockley’s reliance on a few significant customers for a majority of its revenue and its ability to expand and diversify its customer base;

•	Rockley’s financial performance;

•	the impacts of COVID-19 on Rockley, its customers and suppliers, its target markets, and the economy;

•	Rockley’s ability to successfully manage growth and its operations as a public company;

•	fluctuations in Rockley’s stock price and Rockley’s ability to maintain the listing of its Ordinary Shares and Public Warrants on the NYSE;

•	Rockley’s ability to anticipate and respond to industry trends and customer requirements;

•	changes in Rockley’s current and future target markets;

•	intellectual property risks;

•	Rockley’s ability to compete successfully;

•	market opportunity and market demand for, and acceptance of, Rockley’s products and technology, as well as the customer products into which Rockley’s products and technology are incorporated;

•	risks related to international operations;

•	risks related to cybersecurity, privacy, and infrastructure;

•	risks related to financial and accounting matters;

•	general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets;

•	Rockley’s ability to realize the anticipated benefits of the Business Combination and costs associated with the Business Combination;

•	changes adversely affecting the businesses or markets in which Rockley is engaged, and

•

other factors described under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as those factors described under the heading “Item 1.A. Risk Factors” in Rockley’s quarterly report on Form 10-Q for the quarter ended June 30, 2021, and in other documents Rockley files with the SEC.

Corporate Information

HoldCo was incorporated in the Cayman Islands in March 2021 to facilitate the Business Combination. Rockley Photonics Limited was founded in 2013 in the United Kingdom. SC Health was incorporated in the Cayman Islands in December 2018 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. SC Health completed its initial public offering in July 2019. In August 2021, Merger Sub merged with and into SC Health with SC Health being the surviving entity (which was subsequently renamed Rockley Photonics Cayman Limited) and securityholders of Rockley UK exchanged their securities in Rockley UK for Ordinary Shares of HoldCo, with each of Rockley UK and SC Health surviving the merger as a wholly owned subsidiary of Rockley. Our principal executive offices are located at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom. Our telephone number is +44 (0) 1865 292017. Our website address is www.rockleyphotonics.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we intend to take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We intend to take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also deemed to be a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are thus allowed to provide simplified executive compensation disclosures in our SEC filings, will be exempt from the provisions of Section 404(b) of Sarbanes-Oxley requiring that an independent registered public accounting firm provide an attestation report on the effectiveness of internal control over financial reporting and will have certain other reduced disclosure obligations with respect to our SEC filings. We may choose to take advantage of some or all of these accommodations. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from U.S. public companies that do not qualify as an emerging growth company or a smaller reporting company.

For additional details, see “Risk Factors,” including the risk factor entitled “We qualify as an ‘emerging growth company’ within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies” incorporated by reference herein.

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 4. You should carefully consider such risks before deciding to invest in our securities.

RISK FACTORS

An investment in shares of our Ordinary Shares is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Ordinary Shares, you should carefully consider the risks set forth under the captions “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on August 16, 2021, our prospectus filed with the SEC on July 22, 2021, and our Form 8-K originally filed with the SEC on August 17, 2021, as amended, as well as risks described in subsequent reports we may file with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our Ordinary Shares would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Ordinary Shares.

FORWARD-LOOKING STATEMENTS

All statements in this reoffer prospectus, including the documents incorporated herein by reference (the reoffer prospectus and the documents incorporated herein by reference are collectively referred to herein as the “reoffer prospectus” or the “prospectus”), that are not historical in nature constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the financial position, business strategy, and the plans and objectives of management, and Rockley’s product development plans and timeline and anticipated customer and strategic relationships, and are not guarantees of performance. When used in this prospectus, The words “anticipate,” “believe,” “can,” “continue,” “could,” “developing,” “enable,” “estimate,” “eventual,” “expand, “expect,” “focus,” “future,” “goal,” “intend,” “may,” “might,” “opportunity,” “outlook,” “plan,” “possible,” “position,” “potential,” “predict,” “project,” “revolutionize,” “seem,” “should,” “trend,” “will,” “would” or other terms that predict or indicate future events, trends, or expectations, and similar expressions or the negative of such expressions may identify forward-looking statements, but the absence of these words or terms does not mean that a statement is not forward-looking. Forward-looking statements in this reoffer prospectus, including the documents incorporated herein by reference, include, but are not limited to, statements regarding the following:

•

Rockley’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	Rockley’s financial and business performance following the Business Combination, including anticipated financial outlook or information and business metrics;

•	Rockley’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

•	the implementation, market acceptance, and success of Rockley’s business model;

•	developments and expectations relating to Rockley’s competitors, target markets, and industry;

•	Rockley’s future capital requirements and sources and uses of cash;

•	Rockley’s ability to obtain funding for its product development plans, execution of its business strategy, and its operations;

•	Rockley’s business, product development plans, and opportunities;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	Rockley’s anticipated financial outlook or information, anticipated growth rate, and market opportunities;

•	Rockley’s plans to commercialize its products and services, and anticipated timing thereof;

•	Rockley’s expectations as to when it may generate sufficient revenue from the sale of its products and services to cover expansion plans, operating expenses, working capital, and capital expenditures;

•	the development status and anticipated timeline for commercial production of Rockley’s products;

•	Rockley’s plans for products under development and future products and anticipated features and benefits thereof;

•	the status and expectations regarding Rockley’s customer and strategic partner, and potential customer and strategic partner relationships;

•	the total addressable markets for Rockley’s products and technology;

•	the ability of Rockley to increase market share in its existing markets or any new markets it may enter;

•	Rockley’s ability to obtain any required regulatory approvals, including any required FDA approvals, in connection with its anticipated products and technology;

•	Rockley’s ability to maintain an effective system of internal control over financial reporting;

•	Rockley’s ability to maintain and protect its intellectual property;

•	Rockley’s success in retaining or recruiting, or changes required in, officers, key employees, or directors; the ability of Rockley to manage its growth effectively;

•	the ability of Rockley to achieve and maintain profitability in the future;

•	the impact of the regulatory environment and complexities with compliance related to such environment; and

•	the impact of the COVID-19 pandemic.

The forward-looking statements contained in this prospectus are based on various assumptions, whether or not identified in this prospectus, and on Rockley’s current expectations, beliefs, and assumptions and are not predictions of actual performance. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Rockley’s control), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. If any of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, actual results may differ materially from those discussed in or implied by these forward-looking statements. There can be no assurance that future developments affecting Rockley will be those that have been anticipated. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

These forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and any accompanying prospectus supplement. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our Ordinary Shares. The selling shareholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for more information.

USE OF PROCEEDS

The Ordinary Shares offered hereby are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the Ordinary Shares will go to the selling shareholders and we will not receive any proceeds from the resale of the Ordinary Shares by the selling shareholders.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Articles of Association and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Articles of Association and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Share Capital

Authorized Capitalization

General

The total amount of HoldCo’s authorized share capital consists of 12,417,500,000 Ordinary Shares with a nominal value of $0.000004026575398 per share. As of September 30, 2021, HoldCo had 126,667,644 HoldCo Ordinary Shares and warrants to purchase 14,074,986 Ordinary Shares outstanding immediately after the Closing.

Ordinary Shares

HoldCo Ordinary Shares are not entitled to preemptive or other similar subscription rights to purchase any of HoldCo’s securities. HoldCo Ordinary Shares are neither convertible nor redeemable. Unless HoldCo’s Board determines otherwise, HoldCo will issue all of HoldCo’s share capital in uncertificated form.

Voting Rights

Each holder of HoldCo Ordinary Shares is entitled to one vote per share on each matter submitted to a vote of shareholders, as provided by the governing documents. The governing documents provide that the holders of one-third of the share capital issued and outstanding and entitled to vote thereat, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum at all meetings of the shareholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the governing documents. There are no cumulative voting rights.

Dividend Rights

Each holder of HoldCo Ordinary Shares is entitled to the payment of dividends and other distributions as may be declared by the Board from time to time out of HoldCo’s assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of HoldCo’s preferred shares, if any, and any contractual limitations on HoldCo’s ability to declare and pay dividends.

Other Rights

Each holder of HoldCo Ordinary Shares is subject to, and may be adversely affected by, the rights of the holders of any series of HoldCo preferred shares, if any, that HoldCo may designate and issue in the future.

Liquidation Rights

If HoldCo is involved in voluntary or involuntary liquidation, dissolution or winding up of HoldCo’s affairs, or a similar event, each holder of HoldCo Ordinary Shares will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of HoldCo preferred shares, if any, then outstanding.

Transfer Restrictions

Certain holders of HoldCo’s Ordinary Shares entered into a customary lock-up agreements for a period not to exceed 180 days from the effective date of the registration statement on Form S-4 relating to the Business Combination (July 22, 2021). As permitted under Cayman Islands law, if any holder of HoldCo’s Ordinary Shares fails to comply with the lock-up provisions of the Articles of Association, HoldCo will be constituted the agent of such defaulting holder for taking such actions as are necessary to effect the lockup, and the directors of HoldCo may authorize an officer or member to execute and deliver the necessary documents to effect the lock-up on behalf of the defaulting holder including, without limitation, a lock-up agreement, in a form approved by the Board.

Special Meetings of Shareholders

The governing documents provide that a meeting of shareholders may be called by the Board. At least seven calendar days’ notice will be given for any meeting. Every notice will be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and will specify the place, the day and the hour of the meeting and the general nature of the business.

Action by Written Consent

The governing documents provide that any action required or permitted to be taken by the shareholders may be effected at an annual or extraordinary general meeting of the shareholders, or taken by unanimous written consent in lieu of a meeting.

Removal of Directors

The Board or any individual director may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least a majority of the HoldCo Ordinary Shares entitled to vote and who vote at a general meeting.

Limitations on Liability and Indemnification of Officers and Directors

The governing documents provide that HoldCo will indemnify HoldCo’s directors. In addition, HoldCo expects to enter into agreements to indemnify HoldCo’s directors, executive officers and other employees as determined by the Board.

Transfer Agent

The transfer agent for HoldCo Ordinary Shares is Computershare Trust Company, N.A.

Lock-Up Restrictions

Certain of our shareholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. Specifically, certain holders (including holders affiliated with, and certain entities who received or may be entitled to receive, shares from the sponsor of SC Health) have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Ordinary Shares (except for any Ordinary Shares purchased in the PIPE financing) until the earlier to occur of: (A) one year after the completion of the initial business combination and (B) subsequent to the Closing, (x) if the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination.

Additionally, the Registration Rights and Lock-Up Agreement between us, the sponsor, Dr. Rickman, certain other affiliates and shareholders of Rockley, generally provides for a 180-day lock-up period for such holders and their Permitted Transferees (as defined in the Registration Rights and Lock-Up Agreement), subject to certain other terms and conditions depending on the price of our Ordinary Shares.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing, we ceased to be a shell company.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted Ordinary Shares or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Ordinary Shares or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of Ordinary Shares then outstanding; or

•	the average weekly reported trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our Ordinary Shares and Warrants is Computershare Trust Company.

Listing of Securities

Our Ordinary Shares are listed on the NYSE under the symbol “RKLY”.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares by the selling shareholders. We will not receive any proceeds from the resale of the shares by the selling shareholders.

The table below sets forth, as of September 30, 2021, (i) the name of each person who is offering the resale of shares by this prospectus and their position with us; (ii) the number of shares (and the percentage, if 1% or more) of Ordinary Shares beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each person; (iii) the number of shares that each selling shareholder may offer for sale from time to time pursuant to this prospectus, whether or not such selling shareholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Ordinary Shares each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each selling shareholder listed in the table below is c/o Rockley Photonics Holdings Limited, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT.

The table below has been prepared based upon the information furnished to us by the selling shareholders as of September 30, 2021, and we have not independently verified this information. The selling shareholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of Ordinary Shares that will actually be held by the selling shareholders upon termination of this offering because the selling shareholders may offer some or all of their Ordinary Shares under the offering contemplated by this prospectus or acquire additional Ordinary Shares. Until such time as we satisfy the registrant requirements for use of Form S-3, the amount of securities to be offered or resold by means of the reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling securities of the registrant, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. Thus, such amount may not exceed the greatest of: (i) 1% of the shares outstanding as shown by the most recent report or statement published by us, or (ii) the average weekly reported volume of trading in such shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by Rule 144(h), or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (iii) the average weekly volume of trading in such shares reported pursuant to an effective transaction reporting plan or an effective national market system plan as defined under the Securities Act. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary Shares underlying options currently exercisable, or exercisable, or restricted stock units (“RSUs”) that vest, within 60 days after September 30, 2021, (as used in this section, the “Determination Date”), are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options and/or RSUs but are not deemed outstanding for computing the beneficial ownership of any other person. Except where we had knowledge of such ownership, the beneficial ownership information presented below may not include shares held in street name or through other entities over which the selling shareholder has voting and dispositive power. The table below assumes all of the Ordinary Shares being offered are sold pursuant to this reoffer prospectus, that the Ordinary Shares beneficially owned by such selling shareholder on the Determination Date but not being offered pursuant to this reoffer prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the RSUs relating to the shares being offered. Percentages below are based on 126,667,644 Ordinary Shares issued and outstanding as of the Determination Date.

Selling Shareholder(1)	Ordinary Shares Beneficially Owned Prior to this Offering		Percentage of Ordinary Shares Beneficially Owned Before Resale	Ordinary Shares Offered for Resale in this Offering	Ordinary Shares Beneficially Owned After this Offering	Percentage of Ordinary Shares Beneficially Owned After Resale
Mahesh Karanth	1,262,791	(2)	*	1,257,271	5,520	*
Amit Nagra	1,771,042	(3)	1.4%	1,737,779	33,263	*
Caroline Brown	62,085	(4)	*	62,085	–	*

Total				3,057,135

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT.
(2)	Includes 5,520 shares and 1,257,271 shares subject to options exercisable within 60 days of the Determination Date.
(3)	Includes 33,263 shares and 1,737,779 shares subject to options exercisable within 60 days of the Determination Date.
(4)	Represents 62,085 shares subject to options exercisable within 60 days of the Determination Date.

PLAN OF DISTRIBUTION

The Ordinary Shares covered by this reoffer prospectus are being registered by Rockley for the account of the selling shareholders or their donees, pledgees, transferees, or other successors in interest, including those who receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer (collectively referred to in this reoffer prospectus as the “selling shareholders”). The Ordinary Shares offered may be sold from time to time directly by or on behalf of each selling shareholder in one or more transactions on the New York Stock Exchange or any other stock exchange on which the Ordinary Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. For example, the selling securityholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

The selling shareholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a selling shareholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Ordinary Shares. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the selling shareholders or other party selling such shares. Sales of the shares must be made by the selling shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, selling shareholders may sell Ordinary Shares in compliance with Rule 144. There is no assurance that the selling shareholders will sell all or a portion of the Ordinary Shares offered hereby. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the selling shareholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Ordinary Shares and activities of the selling shareholders, which may limit the timing of purchases and sales of any of the Ordinary Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in passive market-making activities with respect to the Ordinary Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Ordinary Shares in the secondary market. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

Once sold under the registration statement of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Ordinary Shares offered pursuant to this prospectus will be passed upon for us by Travers Thorp Alberga.

EXPERTS

The financial statements of SC Health Corporation as of December 31, 2020 and 2019 and for each of the years then ended included in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to SC Health Corporation’s ability to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such film as experts in accounting and auditing.

The consolidated financial statements of Rockley Photonics Limited at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in the prospectus of Rockley Photonics Holdings Limited, which is referred to and made part of this Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-8 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40735), excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

•	our prospectus filed under rule 424(b)(3) filed with the SEC on July 22, 2021, which prospectus contains the audited financial statements for the registrant’s last fiscal year;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which was filed with the SEC on August 16, 2021, as amended on August 26, 2021;

•	our Current Report on Form 8-K filed with the SEC on August 17, 2021, as amended on August 27, 2021; and

•

the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on August 11, 2021, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Rockley Photonics Holdings Limited

3rd Floor, 1 Ashley Road

Altrincham, Cheshire, United Kingdom, WA14 2DT

+44 (0) 1865 29201

Attn: Secretary

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 will be sent or given to the participants (“participants”) in the plan covered by this Registration Statement, as specified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by us with the Securities and Exchange Commission (the “SEC” or the “Commission”) and are incorporated herein by reference:

•	our prospectus filed under rule 424(b)(3) filed with the SEC on July 22, 2021, which prospectus contains the audited financial statements for the registrant’s last fiscal year;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which was filed with the SEC on August 16, 2021, as amended on August 26, 2021;

•	our Current Report on Form 8-K filed with the SEC on August 17, 2021, as amended on August 27, 2021; and

•

the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on August 11, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (excluding any portions thereof furnished by the registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The Cayman Islands Companies Act and the Second Amended and Restated Memorandum and Articles of Association provide that HoldCo will, in certain situations, indemnify HoldCo’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, HoldCo enters into separate indemnification agreements with HoldCo’s directors and officers. These agreements, among other things, require HoldCo to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of HoldCo’s directors or officers or any other company or enterprise to which the person provides services at HoldCo’s request.

HoldCo maintains a directors’ and officers’ insurance policy pursuant to which HoldCo’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Second Amended and Restated Memorandum and Articles of Association and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Memorandum and Articles of Association of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 3.1 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

4.1	Warrant Agreement among American Stock Transfer & Trust Company, SC Health Corporation and SC Health Holdings Limited (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-255109)).

4.2	Assignment, Assumption and Amendment Agreement among Computershare Trust Company, N.A., Computershare Inc., SC Health Corporation, SC Health Holdings Limited and Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.2 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

4.3	Form of Specimen Warrant Certificate of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-255109).

4.4	Form of Specimen Ordinary Share Certificate of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.4 to the Registration Statement on Form S-4 (File No. 333-255109)).

4.5	Form of Lock-Up Agreement (incorporated by reference from Exhibit 4.5 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

5.1	Opinion of Travers Thorp Alberga.

23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of SC Health Corporation.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of Rockley Photonics Limited.

99.1+	Rockley Photonics Holdings Limited 2021 Stock Incentive Plan and the Forms of Stock Option Agreement, Restricted Stock Unit Agreement and Restricted Stock Agreement (incorporated by reference from Exhibit 10.5 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

99.2+	Rockley Photonics Limited 2013 Equity Incentive Plan and Forms of Stock Option Agreements (incorporated by reference from Exhibit 10.9 to the Registration Statement on Form S-4 (File No. 333-255109)).

99.3+	Rockley Photonics Holdings Limited Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.7 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

+ Indicates management contract or compensatory plan or arrangement.

Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, United Kingdom, on October 18, 2021.

ROCKLEY PHOTONICS HOLDINGS LIMITED

/s/ Andrew Rickman
Name:	Andrew Rickman
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Andrew Rickman and Mahesh Karanth, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Dr. Andrew Rickman	President, Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2021
Dr. Andrew Rickman
/s/ Mahesh Karanth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 18, 2021
Mahesh Karanth
/s/ William Huyett	Lead Independent Director	October 18, 2021
William Huyett
/s/ Dr. Caroline Brown	Director	October 18, 2021
Dr. Caroline Brown
/s/ Karim Karti	Director	October18, 2021
Karim Karti
/s/ Michele Klein	Director	October 18, 2021
Michele Klein
/s/ Pamela Puryear	Director	October 18, 2021
Dr. Pamela Puryear
/s/ Brian Blaser	Director	October 18, 2021
Brian Blaser

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